April 7, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Midwest Generation, LLC (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Midwest Generation, LLC dated April 1, 2014.  We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017

T: (213) 356 6000, F: (813) 637 4444, www.pwc.com/us